 SIC CODE 8062 (SERVICES- GENERAL MEDICAL & SURGICAL HOSPITALS)

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported):  April 20, 2011
University General Health System, Inc.
(a Nevada Corporation)

333-140567	71-0822436
(Commission File Number)	(IRS Employer Identification Number)

7501 Fannin Street
Houston, Texas 77054
(713) 375-7100

Hassan Chahadeh, M.D.
7501 Fannin Street
Houston, Texas 77054
(713) 375-7100
(Telephone number, including area code of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

The reason for this amendment is that the auditor's letter was not attached to the first 8-K which was filed on March 10, 2011.

ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(1) Previous Independent Auditors :

a.	On October 19, 2010, the Company dismissed our independent registered auditor, HJ and Associates of Salt Lake City, Utah ("HJ")
b.
HJ’s report on the financial statements for the years ended December 31, 2008 and 2009  contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting.

c.
Our Board of Directors participated in and approved the decision to change independent accountants. From  the period of the Company’s registration, tthrough today’s date there have been no disagreements with HJ on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of HJ would have caused them to make reference thereto in their report on the financial statements.

d.	There have also been no reportable events as provided in Item 304(a)(1)(v) of Regulation S-K since HJs engagement from the period of the Company’s registration through today's date.

e.	We requested that HJ furnish us with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter is filed as an Exhibit 16.1 to this Form 8-K.

(2) New Independent Accountants:

a.	We engaged Moss, Krusick and Associates, LLC (“Moss Krusick”) of Winter Park, Florida, as our new independent registered auditor on March 9, 2011.
b.
Prior to March 9, 2011, we did not consult with Moss Krusick regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Moss Krusick, or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-B, respectively).

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial statements of business acquired:

          None

     (b)  Exhibits

NUMBER	EXHIBIT
16.1	Letter, from HJ and Associates, re: Change in Certifying Accountant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

University General Health System, Inc.

Date: April 20, 2011	By: /s/ Hassan Chahadeh, M.D.
Name: Hassan Chahadeh, M.D. Title: President & CEO